EXHIBIT 1. A(1) IPL Board Resolution Establishing Separate Account

                    INVESTORS PARTNER LIFE INSURANCE COMPANY
                             Boston, Massachusetts
                           VOTE OF BOARD OF DIRECTORS

                            As of September 15, 1998

     The undersigned, being all of the directors of Investors Partner Life Insurance Company, a Delaware Corporation (the "Company"), do hereby adopt the following vote by unanimous written consent in lieu of meeting:

VOTED, with respect to separate investment accounts:

(a)To authorize the Officers of the Company to establish one or more separate investment accounts (hereinafter referred to individually as an "Account" and collectively as the "Accounts"), pursuant to Section 2932 of Title 18 of the Delaware Code, as amended, for the funds attributable to individual life insurance policies on a variable basis to be issued by the Company, the fundamental investment policy of each such Account being to invest or reinvest its assets in securities issued by series type mutual funds registered as investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"). The Officers of the Company may determine the designation of each Account and may from time to time change its designation as they deem necessary and appropriate. The term "Officers of the Company" as used in this resolution shall be variously defined as follows:

  (1)As used in parts (c), (g), (h), and (i) of this vote, the term "Officers of the Company" shall mean any one or more of the following: the Chairman of the Board, the Vice Chairman of the Board, the President, the Secretary, and any of the several Vice Presidents of the Company; and
  (2)as used in parts (a), (d), and (e) of this vote, the term "Officers of the Company" shall mean the Chief Investment Officer of the Company, and any one of the following: the Chairman of the Board, the Vice Chairman of the Board, the President, the Secretary, and any of the several Vice Presidents of the Company.

(b)To allocate to an Account amounts to provide for life insurance (including benefits incidental thereto) payable in fixed or variable amounts or both, the income, gains and losses, realized or unrealized, attributable to an Account to be credited to or charged against the Account without regard to the other income, gains or losses of the Company. An Account shall not be chargeable with liabilities arising out of any other business of the Company.


(c)To authorize the registration of each Account as an investment company under the 1940 Act, and the registration of interests in the Account as securities under the Securities Act of 1933, as amended (the "1933 Act"); and to authorize and empower the Officers of the Company to take all action necessary to comply with the 1933 and the 1940 Acts, including but not limited to the execution and filing of registration statements and amendments thereto, applications for exemptions from the provisions of the Act as may be necessary or desirable and amendments thereto, and agreements for the administration of the Account and for the distribution of variable life insurance policies carrying


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  an interest in the Account assets and any other actions necessary under all other applicable federal and state laws and regulations.


(d)To authorize the Officers of the Company to designate the registered investment company or companies into which the assets of the Account will be invested and reinvested; to establish one or more subaccounts within an Account to which net premiums under the variable life insurance policies will be allocated in accordance with instructions received from policyowners, reserving to the Officers of the Company the authority to increase or decrease the number of subaccounts in the Account as they deem necessary or appropriate; and to contract with the designated investment companies to serve as investment vehicles for an Account; and to invest the assets of each subaccount in the shares of such an investment company or of a single portfolio thereof.


(e)To authorize the Officers of the Company to deposit such amount in an Account or in each subaccount thereof as may be necessary or appropriate to facilitate the Account's operations; to transfer funds from time to time between the Company's general account and an Account as deemed appropriate and consistent with the terms of the variable life insurance policies and applicable laws; and to establish criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of variable life insurance policies issued by the Company, as required by applicable laws, with respect to the shares of any investment companies which are held in any Account.


(f)To appoint Zenon C. Tencza, Staff Counsel, as agent for service of process or the like for the Company to receive notices and communications from the Securities and Exchange Commission with respect to such registration statements or exemptive applications and amendments thereto as may be filed on behalf of the Company concerning an Account or the variable life insurance policies, and to exercise the powers given to such agent in the rules and regulations of the 1933 Act, the 1940 Act, or the Securities Exchange Act of 1934, as amended.


(g)To authorize the Officers of the Company to do or cause to be done all things necessary or desirable, as may be advised by counsel, to comply with, or obtain exemptions from, federal, state or local statutes or regulations that may be applicable to the issuance and sale of variable life insurance policies by the Company.


(h)To authorize the Company to act as the depositor for any Account and provide all administrative service in connection with the establishment and maintenance of the Account and in connection with the issuance and sale of variable life insurance policies, all on such terms and subject to such modifications as the Officers of the Company deem necessary or appropriate to effectuate the foregoing.

(i)
  To the Officers of the Company to execute and deliver such instruments and to take such other action as they may deem necessary or desirable in order to carry out the purpose and intent of this vote and to comply with applicable federal or state laws and regulations.

  I, Laura L. Mangan, the Secretary of Investors Partner Life Insurance Company (the "Company") hereby certify that the above is a true copy of the resolution adopted by the Board of Directors on September 15, 1998.


  /s/Laura L. Mangan
  ------------------
  Laura L. Mangan

  Vice President and
  Secretary
  October 22, 1998

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To:   Board of Directors, Investors Partner Life Insurance Company
Re:   Establishment of Separate Account
Date: September 15, 1998


Pursuant to the authority given to us under the Board resolution dated September 15, 1998, we hereby establish a separate investment account for Investors Partner Life Insurance Company, to be known as "Separate Account IPL-1" (the "Account"). The Account will be operated as a unit investment trust and will be registered as such under the Investment Company Act of 1940, as amended. The Account will support the benefits payable under the several plans of variable life insurance to be issued by the Company. The Account will invest or reinvest its assets soley in securities issued by series type mutual funds registered as investment companies under the Investment Company Act of 1940, as amended. We anticipate that the Account initially will invest in shares of the John Hancock Variable Series Trust I pursuant to an agreement among the Company, John Hancock Distributors, Inc. (the principal distributor for the John Hancock Variable Series Trust I), and John Hancock Funds, Inc. (the broker/dealer for the Company).


                                     /s/William A. Black
                                     -------------------
                                     William A. Black, President


                                     /s/Robert R. Reitano
                                     --------------------
                                     Robert R. Reitano, Chief Investment Officer